UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
Current Report
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2020
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TRAVERE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3611 Valley Centre Drive Suite 300
San Diego, CA 92130
(Address of Principal Executive Offices, including Zip Code)

(888) 969-7879
(Registrant’s Telephone Number, including Area Code)

Retrophin, Inc.
3721 Valley Centre Drive Suite 200, San Diego, CA, 92130
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RTRX	The Nasdaq Global Market

ITEM 5.03 Amendment to Articles of Incorporation or Bylaws; Fiscal Year.

Effective November 13, 2020, we changed our name from “Retrophin, Inc.” to “Travere Therapeutics, Inc.” by filing a certificate of amendment (“Certificate of Amendment”) to our Certificate of Incorporation with the Secretary of State of the State of Delaware. We also amended and restated our bylaws to reflect the change to our name, effective November 13, 2020. The Certificate of Amendment and amended and restated bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

In connection with the name change, our common stock will trade on The Nasdaq Global Market under the new ticker symbol “TVTX”. The new ticker symbol will become effective at the open of the market on November 19, 2020.

ITEM 9.01    Financial Statements and Exhibits.
(d)

Exhibit No.	Description
3.1	Certificate of Amendment to the registrant’s Certificate of Incorporation, effective November 13, 2020.
3.2	Amended and Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: November 16, 2020	By:	/s/ Elizabeth E. Reed
	Name:	Elizabeth D. Reed
	Title:	Senior Vice President, General Counsel and Secretary